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                                                                    EXHIBIT 21.0


                           Subsidiaries of Registrant

          A-Accurate Moving, Inc.            California      Inactive
          EnvirAlert, Inc.                   Delaware        Inactive
          Three Generations Moving, Inc.     California      Inactive
          Watson Systems, Inc.               Missouri        Inactive
          Watson Value Assets, LLC           California      Inactive
          Advanced Tank Certification, Inc.  Tennessee       Inactive